Exhibit 99.1

PCTEL Achieves $25.8 Million in Fourth Quarter Revenue

29 Percent Increase Over Same Period Last Year

$88.8 Million in 2012 Revenue; 16 Percent Increase

March 28, 2013 Bloomingdale—(BUSINESS WIRE) - PCTEL, Inc. (NASDAQ: PCTI), a leader in simplifying wireless and site solutions for private and public networks, announced its 2012 annual and fourth quarter results.

Fourth Quarter and Annual Highlights

•	$25.8 million in revenue for the quarter, an increase of 29 percent over the same period last year. $88.8 million in revenue for the year, an increase of 16 percent over 2011.

•

Gross profit margin of 38 percent in the quarter, compared to 46 percent in the same period last year. Gross profit margin of 40 percent for the year, a decrease of (7) percent from 2011. The acquisition of Envision Wireless in October 2011 and TelWorx in July 2012 have established a new long term product mix starting in 2012 that is designed to yield a total Company gross profit margin in a range of 38 to 40 percent.

•

GAAP operating margin of negative (52) percent for the quarter, compared to operating margin of 2 percent for the same period last year. Operating margin for the year of negative (17) percent as compared to just under break even in 2011. The fourth quarter of 2012 contained a $12.6 million impairment of goodwill related to its TelWorx acquisition and $1.1 million impairment of intangible assets related to its PCTEL Secure segment. Without the impairments operating margin in the quarter and the year were 1 percent and negative (1) percent, respectively.

•

GAAP net loss available to common shareholders of $(8.3) million for the quarter, or $(0.48) per diluted share, compared to a net income of $548,000 or $0.03 per diluted share for the same period last year. $(9.3) million net loss for the year, or $(0.53) per diluted share, as compared to net income of $184,000 or $0.01 per diluted share in 2011. The goodwill and intangible asset impairment in the fourth quarter 2012 accounted for a net loss of approximately $(0.48) per diluted share in the quarter and year.

•

Non-GAAP operating profit and net income are measures the company uses to reflect the results of its core earnings. The Company’s reporting of Non-GAAP net income excludes expenses for restructuring, gain or loss on sale of assets, stock based compensation, amortization and impairment of intangible assets and goodwill related to the Company’s acquisitions, and non-cash related income tax expense.

Non-GAAP operating margin of 6 percent in the quarter, compared to 10 percent in the same period last year. Non-GAAP operating margin for the year was 6 percent as compared to 8 percent in 2011.

Non-GAAP net income of $1.2 million or $0.07 per diluted share in the quarter, as compared to $1.9 million or $0.11 per diluted share in the same period last year. Non-GAAP net income of $4.8 million or $0.27 per diluted share for the year, as compared to $5.9 million or $0.33 per diluted share in 2011.

•

$51.2 million of cash, short-term investments, and long-term investments at December 31, 2012, an increase of approximately $3.1 million from the preceding quarter. This change reflects approximately $3.9 million of cash flow from operations less approximately $0.8 million in capital expenditures. The cash and investments at December 31, 2012 do not include $4.25 million of cash received on March 27, 2013 as part of a settlement with Tim and Brenda Scronce related to the TelWorx transaction. For further details on the settlement see the Company’s disclosure on Form 8-K filed March 27, 2013.

The Company also is providing and expanding upon guidance for the 2013 first quarter and annual revenue during their conference call. At this time, the Company anticipates revenue between $24.5 and $25.0 million for the quarter ending March 31, 2013 and between $100 and $104 million for the year.

“Our operating results reflect strong antenna sales into our vertical markets and the positive impact of acquired products and revenue,” said Marty Singer, Chairman and CEO of PCTEL. “We anticipate that TD-LTE, the success of our MX and new EX-Flex product line, the growth of our in-building engineering services, and continued vertical market growth for antennas solutions, will ignite strong, overall revenue growth in 2013,” added Singer.

CONFERENCE CALL / WEBCAST

PCTEL’s management team will discuss the Company’s results today at 5:00 PM ET. The call can be accessed by dialing (877) 734-5369 (U.S. / Canada) or (706) 679-6397 (International), conference ID: 99012641. The call will also be webcast at http://investor.pctel.com/events.cfm.

REPLAY: A replay will be available for two weeks after the call on either the website listed above or by calling (855) 859-2056 (U.S./Canada), or International (404) 537-3406, conference ID: 99012641.

About PCTEL

PCTEL, Inc. (NASDAQ: PCTI), develops antenna, scanning receiver, and network solutions for the global wireless market. The company’s SeeGull® scanning receivers, SeeHawk® visualization tool, and CLARIFY® system measure, monitor and optimize cellular networks. PCTEL develops and supports scanning receivers for LTE, TD-LTE, EVDO, CDMA, WCDMA, TD-SCDMA, GSM, and WiMAX networks.

PCTEL’s MAXRAD®, Bluewave™ and Wi-Sys™ antenna solutions address private network, public safety, and government applications. PCTEL develops and delivers high-value YAGI, Land Mobile Radio, WiFi, GPS, and broadband antennas (parabolic and flat panel). The company’s vertical markets include SCADA, Health Care, Smart Grid, Precision Agriculture, Indoor Wireless, Telemetry, Off-loading, and Wireless Backhaul. PCTEL Secure focuses on Android mobile platform security. For more information, please visit the company’s web sites www.pctel.com, www.antenna.com, www.antenna.pctel.com, www.rfsolutions.pctel.com or www.pctelsecure.com

PCTEL Safe Harbor Statement

This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Specifically, the statements regarding the continued vertical market growth of PCTEL’s antenna solutions, the anticipated success of TD-LTE, MX and the new EX-Flex product line, and the growth of the Company’s in-building engineering services business, resulting in overall revenue growth in 2013, are forward-looking statements within the meaning of the safe harbor. These statements are based on management’s current expectations and actual results may differ materially from those projected as a result of certain risks and uncertainties, including the ability to successfully grow the wireless products business and the ability to implement new technologies and obtain protection for the related intellectual property. These and other risks and uncertainties are detailed in PCTEL’s Securities and Exchange Commission filings. These forward-looking statements are made only as of the date hereof, and PCTEL disclaims any obligation to update or revise the information contained in any forward-looking statement, whether as a result of new information, future events or otherwise.

For further information contact:

John Schoen	Jack Seller
CFO	Public Relations
PCTEL, Inc.	PCTEL, Inc.
(630) 372-6800	(630)372-6800

Jack.seller@pctel.com

PCTEL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	December 31, 2012	December 31, 2011
ASSETS

Cash and cash equivalents	$17,559	$19,418
Short-term investment securities	33,596	42,210
Accounts receivable, net of allowance for doubtful accounts of $222 and $132 at December 31, 2012 and December 31, 2011, respectively	18,586	14,342
Inventories, net	17,573	13,911
Deferred tax assets, net	1,484	896
Prepaid expenses and other assets	2,160	2,277

Total current assets	90,958	93,054

Property and equipment, net	14,777	13,590
Long-term investment securities	0	7,177
Goodwill	161	161
Intangible assets, net	7,004	9,332
Deferred tax assets, net	14,034	8,831
Other noncurrent assets	1,636	1,319

TOTAL ASSETS	$128,570	$133,464

LIABILITIES AND STOCKHOLDERS’ EQUITY

Accounts payable	$10,643	$5,651
Accrued liabilities	5,916	7,092

Total current liabilities	16,559	12,743

Contingent consideration	1,130	0
Other long-term liabilities	2,736	2,144

	3,866	2,144

Total liabilities	20,425	14,887

Redeemable equity	0	1,731

Stockholders’ equity:
Common stock, $0.001 par value, 100,000,000 shares authorized, 18,514,809 and 18,218,537 shares issued and outstanding at December 31, 2012 and December 31, 2011, respectively	19	18
Additional paid-in capital	140,388	137,117
Accumulated deficit	(32,410)	(20,941)
Accumulated other comprehensive income	148	121

Total stockholders’ equity of PCTEL, Inc.	108,145	116,315
Noncontrolling interest	0	531

Total equity	108,145	116,846

TOTAL LIABILITIES AND EQUITY	$128,570	$133,464

PCTEL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(in thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2012	2011	2012	2011
REVENUES	$25,842	$20,008	$88,849	$76,844
COST OF REVENUES	15,910	10,723	53,029	40,982

GROSS PROFIT	9,932	9,285	35,820	35,862

OPERATING EXPENSES:
Research and development	2,770	2,921	11,224	11,912
Sales and marketing	3,450	2,639	11,357	10,492
General and administrative	2,946	2,563	11,000	10,799
Amortization of intangible assets	560	801	3,170	2,795
Impairment of goodwill and intangible assets	13,601	0	13,601	0
Restructuring charges	1	(8)	157	117

Total operating expenses	23,328	8,916	50,509	36,115

OPERATING INCOME (LOSS)	(13,396)	369	(14,689)	(253)
Other income, net	15	92	141	358

INCOME (LOSS) BEFORE INCOME TAXES	(13,381)	461	(14,548)	105
Expense (benefit) for income taxes	(5,058)	229	(5,250)	216

NET INCOME (LOSS)	(8,323)	232	(9,298)	(111)
Less: Net loss attributable to noncontrolling interests	0	(417)	(687)	(1,158)

NET INCOME (LOSS) ATTRIBUTABLE TO PCTEL, INC.	(8,323)	649	(8,611)	1,047
Less: adjustments to redemption value of noncontrolling interests	0	(101)	(648)	(863)

NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS	($8,323)	$548	($9,259)	$184

Basic Earnings per Share:
Net income (loss) available to common shareholders	($0.48)	$0.03	($0.53)	$0.01
Diluted Earnings per Share:
Net income (loss) available to common shareholders	($0.48)	$0.03	($0.53)	$0.01

Weighted average shares - Basic	17,501	17,056	17,402	17,186
Weighted average shares - Diluted	17,501	17,652	17,402	17,739

Cash dividend per share	$0.03	$0.03	$0.12	$0.03

Reconciliation GAAP To non-GAAP Results Of Operations (unaudited)

(in thousands except per share information)

Reconciliation of GAAP operating income to non-GAAP operating income (a)

		Three Months Ended December 31,		Year Ended December 31,
		2012	2011	2012	2011

	Operating Income (Loss)	($13,396)	$369	($14,689)	($253)

(a)	Add:
	Amortization of intangible assets	560	801	3,170	2,795
	Impairment of goodwill and intangible assets	13,601	0	13,601	0
	Restructuring charges	1	(8)	157	117
	Share based payment - PCTEL Secure:
	-Engineering	0	137	80	320
	Stock Compensation:
	-Cost of Goods Sold	77	89	378	293
	-Engineering	149	128	591	579
	-Sales & Marketing	146	153	544	647
	-General & Administrative	286	350	1,479	1,724

		14,820	1,650	20,000	6,475

	Non-GAAP Operating Income	$1,424	$2,019	$5,311	$6,222

	% of revenue	5.5%	10.1%	6.0%	8.1%

Reconciliation of GAAP net income to non-GAAP net income (b)

		Three Months Ended December 31,		Year Ended December 31,
		2012	2011	2012	2011

	Net Income (Loss) attributable to PCTEL, Inc.	($8,323)	$649	($8,611)	$1,047

	Adjustments:
(a)	Non-GAAP adjustment to operating income (loss)	14,820	1,650	20,000	6,475
(b)	Noncontrolling interest related to Non-GAAP adjustments to operating income (loss)	0	(171)	(225)	(429)
(b)	Investment income related to share based payment for PCTEL Secure	0	(70)	(41)	(163)
(b)	Income Taxes	(5,317)	(183)	(6,307)	(1,070)

		9,503	1,226	13,427	4,813

	Non-GAAP Net Income	$1,180	$1,875	$4,816	$5,860

	Basic Earnings per Share:
	Non-GAAP Net Income	$0.07	$0.11	$0.28	$0.34

	Diluted Earnings per Share:
	Non-GAAP Net Income	$0.07	$0.11	$0.27	$0.33

	Weighted average shares - Basic	17,501	17,056	17,402	17,186
	Weighted average shares - Diluted	17,916	17,652	17,840	17,739

This schedule reconciles the Company’s GAAP operating income and GAAP net income to its non-GAAP operating income and non-GAAP net income. The Company believes that presentation of this schedule provides meaningful supplemental information to both management and investors that is indicative of the Company’s core operating results and facilitates comparison of operating results across reporting periods. The Company uses these non-GAAP measures when evaluating its financial results as well as for internal planning and forecasting purposes. These non-GAAP measures should not be viewed as a substitute for the Company’s GAAP results.

(a) These adjustments reflect stock based compensation expense, amortization of intangible assets, restructuring charges, and impairment charges.

(b) These adjustments include the items described in footnote (a) as well as the non-cash income tax expense, noncontrolling interest, and investment income related to noncontrolling interest.